PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)
(To Prospectus dated October 25, 2004)          REGISTRATION NO. 333-33362




                                [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

          This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

          The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                     Primary
                                                                          Share      Trading
                         Name of Company                      Ticker     Amounts     Market
     -----------------------------------------------------  ----------  ---------  ----------
     Advanced Micro Devices, Inc.                               AMD         4         NYSE
     Altera Corporation                                        ALTR         6        NASDAQ
     Amkor Technology, Inc.                                    AMKR         2        NASDAQ
     Analog Devices, Inc.                                       ADI         6         NYSE
     Applied Materials, Inc.                                   AMAT        26        NASDAQ
     Atmel Corporation                                         ATML         8        NASDAQ
     Broadcom Corporation                                      BRCM         2        NASDAQ
     Intel Corporation                                         INTC        30        NASDAQ
     KLA-Tencor Corporation                                    KLAC         3        NASDAQ
     Linear Technology Corporation                             LLTC         5        NASDAQ
     LSI Logic Corporation                                      LSI         5         NYSE
     Maxim Integrated Products, Inc.                           MXIM         5        NASDAQ
     Micron Technology, Inc.                                    MU          9         NYSE
     National Semiconductor Corporation                         NSM         6         NYSE
     Novellus Systems, Inc.                                    NVLS         2        NASDAQ
     SanDisk Corporation                                       SNDK         2        NASDAQ
     Teradyne, Inc.                                             TER         3         NYSE
     Texas Instruments, Inc.                                    TXN        22         NYSE
     Vitesse Semiconductor Corporation                         VTSS         3        NASDAQ
     Xilinx, Inc.                                              XLNX         5        NASDAQ


          The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.